Exhibit 10.1

SunTrust Bank 3333 Peachtree Street, N.E., 10th Floor Mail Code: GA-ATL-3950 Atlanta, GA 30326

June 20, 2014

Martin Marietta Materials, Inc.
Martin Marietta Funding LLC
2710 Wycliff Road
Raleigh, North Carolina 27607

Attention: Byron Creech

Martin Marietta Funding LLC (the “Borrower”)
$250,000,000 Accounts Receivables Securitization Facility

Ladies and Gentlemen:

Martin Marietta Materials, Inc. (the “Company”) has advised SunTrust Bank(“SunTrust”) that the Company intends to increase the existing accounts receivables securitization facility made available by SunTrust to the Borrower (the “Facility”) from $150,000,000 to $250,000,000 consistent with the terms set forth in the Credit and Security Agreement dated as of April 19, 2013 (the Credit and Security Agreement, as the same has been amended prior to the date hereof, being referred to herein as the “Credit and Security Agreement”) as among the Borrower, the Company, as Servicer, and SunTrust Bank, as Administrative Agent and Lender. Capitalized terms used in this letter but not defined herein shall have the meanings given to them in the Credit and Security Agreement.

A.           Commitment

SunTrust Bank is pleased to commit to provide the full $100,000,000 increase in the commitment amount of the Facility, subject to the terms and conditions set forth in this letter and the Credit and Security Agreement (collectively, this “Commitment Letter”).

B.           Information Requirements

The Company and the Borrower each represents and warrants to SunTrust that (i) all written information, other than projections, that has been or will be made available to SunTrust by the Company or the Borrower or any of its representatives (or on your or their behalf) in connection with the Facility (including, without limitation, any information that is provided regarding Texas Industries, Inc.) (the “Information”) is or will be complete and correct in all material respects and does not or will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading; and (ii) any projections have been or will be prepared in good faith based upon reasonable assumptions. The Company agrees to supplement the Information and the projections from time to time so that the representation and warranty contained in this paragraph remains correct. In issuing the commitments and undertakings hereunder, SunTrust Bank is relying on the accuracy of the Information and the projections without independent verification thereof.

Martin Marietta Materials, Inc.
June 20, 2014

C.           Conditions

The undertakings and obligations of SunTrust under this Commitment Letter are subject to: (i) the preparation, execution  and delivery  of mutually  acceptable amendments  to the existing  loan documentation; (ii) the absence of a material adverse change in the business, condition (financial or otherwise), operations, liabilities (contingent or otherwise), properties or prospects of (a) the Company and its subsidiaries, as reflected in its consolidated financial statements as of December 31, 2013, or (b) Texas Industries, Inc. and its subsidiaries, as reflected in its consolidated financial statements as of May 31, 2013; (iii) the accuracy of all representations that the Company and the Borrower makes to SunTrust (including those in Section E below) and all written information that the Company furnishes to SunTrust, and the absence of any information or other matter being disclosed after the date hereof that is inconsistent in a material and adverse manner with any information or other material disclosed to SunTrust; (iv) the completion of, and the Company’s and the Borrower’s reasonable cooperation in connection with, our due diligence investigation and review, and our satisfaction in all material respects with the results thereof; (v) the payment in full of all fees, expenses and other amounts payable hereunder; (vi) a closing of the increase of the Facility on or prior to July 15, 2014; and (vii) the satisfaction of the other conditions set forth in the Credit and Security Agreement or any other documentation related to the Facility including this Commitment Letter.

D.           Fees; Indemnification; Expenses

1.           Fees. In addition to any other fees due and owing as described in the Credit and Security Agreement and Fee Letter dated as of April 19, 2013 between the Borrower and SunTrust, the Company will pay (or cause to be paid) to SunTrust on the closing date of the increase in the Facility an amendment fee in an amount equal to $50,000. The Company also agrees to pay, or to reimburse SunTrust on demand for, all reasonable costs and expenses incurred by SunTrust (whether incurred before or after the date hereof) in connection with the Facility, the preparation of the documentation, including, without limitation, reasonable fees and disbursements of its counsel, regardless of whether the increase of the Facility is consummated. The Company also agrees to pay all costs and expenses of SunTrust (including, without limitation, reasonable fees and disbursements of its counsel) incurred in connection with the enforcement of any of its rights and remedies hereunder.

2.           Indemnification. The Company agrees to indemnify and hold harmless SunTrust, its respective affiliates and their respective directors, officers, employees, agents, representatives, legal counsel, and consultants (each, an “Indemnified Person”) against, and to reimburse each Indemnified Person upon its demand for, any losses, claims, damages, liabilities or other expenses (“Losses”) incurred by such Indemnified Person or asserted against such Indemnified Person by any third party or by the Company or any of its subsidiaries, arising out of or in connection with this Commitment Letter, the Facility, the use of the proceeds thereof, or any related transaction, or any claim, litigation, investigation or proceeding relating to any of the foregoing, and to reimburse each Indemnified Person upon demand for any legal or other expenses incurred in connection with investigating or defending any of the foregoing, whether or not such Indemnified Person is a party to any such proceeding; provided that the Company shall not be liable pursuant to this indemnity for any Losses to the extent that a court having competent jurisdiction shall have determined by a final judgment (not subject to further appeal) that such Loss resulted from the gross negligence or willful misconduct of such Indemnified Person. The Company shall not, without the prior written consent of any Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Person is a party and indemnity has been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such indemnity.  No Indemnified Person shall be responsible or liable for any damages arising from the use by others of the Information or other materials obtained through electronic, telecommunications or other information transmission systems, or for any special, indirect, punitive, exemplary or consequential damages that may be alleged as a result of this Commitment Letter, the Facility, the use of proceeds, or any related transaction. No Indemnified Person shall be liable for any indirect or consequential damages in connection with its activities related to the Facility.

Martin Marietta Materials, Inc.
June 20, 2014

E.           Miscellaneous

1.           Termination.  This Commitment Letter and all commitments and undertakings of SunTrust under this Commitment Letter shall expire at 5:00 p.m., Atlanta, Georgia time, on June 30, 2014 unless by such time the Company and the Borrower both execute and deliver to SunTrust this Commitment Letter. Thereafter, all commitments and obligations of SunTrust under this Commitment Letter will terminate at 5:00 p.m. on July 15, 2014 unless the documentation related to the Facility has been executed and delivered on or prior to such date. In addition to the foregoing, this Commitment Letter may be terminated at any time by mutual agreement, and all commitments and undertakings of SunTrust hereunder may be terminated by SunTrust if the Company or the Borrower fails to perform its obligations under this Commitment Letter on a timely basis. Furthermore, by acceptance of this Commitment Letter, any other commitments outstanding with respect to the Senior Credit Facilities by SunTrust will be terminated.

2.           No Third-Party Beneficiaries. This Commitment Letter is solely for the benefit of the Company, the Borrower, SunTrust and the Indemnified Persons; no provision hereof shall be deemed to confer rights on any other person or entity.

3.           No Assignment; Amendment. This Commitment Letter may not be assigned by the Company or the Borrower to any other person or entity, but all of the obligations of the Company and the Borrower hereunder shall be binding upon the successors and assigns of the Company and the Borrower. This Commitment Letter may not be amended or modified except in writing executed by each of the parties hereto.

4.           Use of Name and Information. The Company and the Borrower each agree that any references to SunTrust or any of its affiliates made in connection with the Facility are subject to the prior approval of SunTrust, which approval shall not be unreasonably withheld. SunTrust shall be permitted to use information related to the Facility in connection with marketing, press releases or other transactional announcements or updates provided to investor or trade publications, including, but not limited to, the placement of “tombstone” advertisements in publications of its choice at its own expense.

5.           Governing  Law. This Commitment Letter will be governed by and construed in accordance with the laws of the state of New York. Each of the Company, the Borrower and SunTrust irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or related to this Commitment Letter or the actions of SunTrust in the negotiation, performance or enforcement hereof. The Company and the Borrower irrevocably and unconditionally submit to the exclusive jurisdiction of any state or federal court located in New York City for the purpose of any suit, action or proceeding arising out of or relating to this Commitment Letter and the other transactions contemplated hereby and thereby and irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each of the Company, the Borrower and SunTrust irrevocably and unconditionally waives any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction the Company, the Borrower or SunTrust are or may be subject, by suit upon judgment. Service of any process, summons, notice or document on the Company or the Borrower may be made by registered mail addressed to the Company at the address appearing at the beginning of this letter for any suit, action or proceeding brought in any such court pursuant to this Commitment Letter.

Martin Marietta Materials, Inc.
June 20, 2014

6.           Survival. The obligations of the Company and the Borrower under the expense reimbursement, indemnification, confidentiality, and governing law provisions of this Commitment Letter shall survive the expiration and termination of this Commitment Letter.

7.           Confidentiality. The Company and the Borrower will not disclose or permit disclosure of this Commitment Letter nor the contents of the foregoing to any person or entity (including, without limitation, any Lender other than SunTrust), either directly or indirectly, orally or in writing, except (i) to the Company’s and the Borrower’s officers, directors, agents and legal counsel, in each case to the extent directly involved in the transactions contemplated hereby and on a confidential basis, and (ii) as required by law (in which case the Company and the Borrower each agrees to inform SunTrust promptly thereof).

8.           No fiduciary duty. The Company acknowledges and agrees that (i) the commitment to increase the Facility pursuant to this Commitment Letter is an arm’s-length commercial transaction between the Company and its subsidiary the Borrower, on the one hand, and SunTrust, on the other, and the Company and the Borrower are capable of evaluating and understanding, and do understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter; (ii) in connection with the transactions contemplated hereby and the process leading to such transactions, SunTrust is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Borrower or their respective affiliates, stockholders, creditors, employees or any other party, (iii) SunTrust has not assumed an advisory responsibility or fiduciary duty in favor of the Company or the Borrower with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether SunTrust has advised or is currently advising the Company or the Borrower on other matters) and SunTrust has no obligation to the Company or the Borrower except those expressly set forth in this Commitment Letter, (iv) SunTrust and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its affiliates, and SunTrust has no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship as a consequence of this Commitment Letter; and (v) SunTrust has not provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and the Company and the Borrower have each consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company and the Borrower each waives and releases, to the fullest extent permitted by law, any claims that it may have against SunTrust with respect to any breach or alleged breach of fiduciary duty as a consequence of this Commitment Letter.

9.           Counterparts. This Commitment Letter may be executed in multiple counterparts, and by different parties hereto in any number of separate counterparts, all of which taken together shall constitute one original. Delivery of an executed counterpart of a signature page to this Commitment Letter by telecopier or by electronic transmission (in pdf form) shall be as effective as delivery of a manually executed counterpart hereof.

10.           Entire Agreement. This Commitment Letter and the Credit and Security Agreement embody the entire agreement and understanding among SunTrust, the Company and their affiliates with respect to the proposed increase in the Facility, and supersede all prior understandings and agreements among the parties relating to the subject matter hereof. However, the terms and conditions of the commitments and undertakings of SunTrust Bank hereunder are not limited to those set forth herein; those matters not covered or made clear herein or in the Credit and Security Agreement are subject to mutual agreement of the parties.

 Martin Marietta Materials, Inc.
June 20, 2014

11.           Patriot Act. SunTrust hereby notifies the Company and the Borrower that pursuant to the requirements of the USA Patriot Improvement and Reauthorization Act of 2005, Title III of Pub. L. 109-177 (signed into law March 9, 2006) (the “Patriot Act”), it and its affiliates are required to obtain, verify and record information that identifies the Company and the Borrower, which information includes the name, address, tax identification number and other information regarding the Company and the Borrower that will allow SunTrust to identify the Company and the Borrower in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective for SunTrust and its affiliates.

We look forward to working with you on this important transaction.

Very truly yours, SUNTRUST BANK

By:	/s/ Kyle Shenton
Name: Kyle Shenton
Title: Vice President

ACCEPTED AND AGREED this 22nd day of June, 2014: Martin Marietta Funding LLC

By:	/s/ Roselyn Bar
Name: Roselyn Bar
Title: VP and Corp Secretary

Martin Marietta Materials, Inc.

By:	/s/ Anne H. Lloyd
Name: Anne H. Lloyd
Title: EVP and CFO